UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 8, 2020
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 8, 2020, Golden State Water Company (“GSWC”) completed the issuance of unsecured private placement notes totaling $160,000,000. In connection with the transaction, GSWC issued (i) $85,000,000 aggregate principal amount of Series A Senior Notes at a coupon rate of 2.17% due July 8, 2030, and (ii) $75,000,000 aggregate principal amount of Series B Senior Notes at a coupon rate of 2.90% due July 8, 2040. Interest on the Notes will be payable semiannually on January 8 and July 8. The Notes are unsecured and will rank equally with GSWC’s unsecured and unsubordinated debt. GSWC may, at its option, redeem all or portions of the Notes at any time upon written notice, subject to payment of a make-whole premium based on 50 basis points above the applicable Treasury Yield.

Under the terms of these Notes, GSWC may not incur any additional indebtedness or pay any distributions to its parent, American States Water Company, if after giving effect thereto, GSWC would have a total indebtedness (as defined) to capitalization ratio of more than 0.6667:1.00. In addition, GSWC may not incur any additional indebtedness if, after giving effect thereto, it would have a total indebtedness to earnings before interest, taxes, depreciation and amortization ratio greater than 8.00:1.00.

GSWC plans to use the proceeds to pay down short-term borrowings and to fund operations and capital expenditures. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Section 8 - Other Events

Item 8.01.	Other Events
On March 16, 2020, American States Water Company (NYSE:AWR) entered into a Ninth Amendment to its Amended and Restated Credit Agreement dated as of June 3, 2005 (the “Credit Agreement”) with Wells Fargo Bank in order to temporarily increase the aggregate commitment to $260,000,000 until December 31, 2020. The commitment would thereafter be reduced to $200,000,000. Pursuant to the terms of the Credit Agreement, AWR has notified Wells Fargo Bank that it intends to reduce the aggregate amount of its commitment under the Credit Agreement to $200,000,000 effective July 15, 2020.

Exhibit No.	Description
Exhibit 10.1	Note Purchase Agreement dated as of July 8, 2020 among Golden State Water Company and the Purchasers named therein.
Exhibit 99.1	Press Release: American States Water Company Announces Issuance of $160 Million Senior Unsecured Notes at GSWC
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
July 14, 2020	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
July 14, 2020	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary